UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 26, 2013

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02           DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Performance Incentive Plan Payments for Fiscal 2012.  On February 26, 2013, the Compensation Committee approved the payment of the following performance achievement awards (“Awards”) for fiscal 2012 to certain executive officers of the Company under the Company’s Amended and Restated Annual Performance Incentive Plan approved by the Company’s stockholders on June 2, 2010 (the “Performance Incentive Plan”), a summary of the material terms of which was disclosed by the Company on a Current Report on Form 8-K previously filed with the SEC:

Name	Amount of Award	Award as a Percentage of 2012 Salary
David Overton	$1,056,000	110%
Chairman and Chief Executive Officer

David M. Gordon(1)	$303,875	71.5%
President

W. Douglas Benn	$320,320	71.5%
Executive Vice President and Chief Financial Officer

Debby R. Zurzolo	$298,870	71.5%
Executive Vice President, General Counsel and Secretary

Max S. Byfuglin	$254,573	68.25%
President, The Cheesecake Factory Bakery Incorporated

(1)   Mr. Gordon was appointed President of the Company effective February 18, 2013.

Performance Incentive Plan for Fiscal 2013.  On February 26, 2013, the Compensation Committee approved performance incentive targets for fiscal 2013 under the Company’s Performance Incentive Plan.  For executive officers other than Mr. Byfuglin, 75% of Awards will be based upon achievement of a Company consolidated operating income objective and 25% of Awards will be based on achievement of a Company threshold consolidated operating income objective and additional strategic objectives.  For Mr. Byfuglin, 50% of his Award will be based on achievement of a bakery division financial objective, 25% of his Award will be based on achievement of a Company consolidated operating income objective, and 25% of his Award will be based on achievement of a Company threshold consolidated operating income objective and additional strategic objectives related to the bakery operations.  Each of the performance incentive targets was selected from a stockholder-approved list of performance incentive targets under the Company’s Performance Incentive Plan approved by its stockholders at the 2010 annual meeting of stockholders.

Executives participating in the Performance Incentive Plan for fiscal 2013 will have an opportunity to earn an Award ranging from 0% to 175% of their performance incentive target.  Payment of Awards is subject to the Company’s ability to accrue for such Awards and to the Compensation Committee’s determination that the specified strategic and operational objectives were satisfied.  The Performance Incentive Target as a percentage of base salary payable to each executive officer and the maximum Award as a percentage of base salary payable to each executive officer under the Performance Incentive Plan for fiscal 2013, are as follows:

Name	Performance Incentive Target as a Percentage of Salary	Maximum Potential Award as a Percentage of Salary
David M. Overton	100%	175%

David M. Gordon	75%	131.3%

W. Douglas Benn	65%	113.8%

Debby R. Zurzolo	65%	113.8%

Max S. Byfuglin	65%	113.8%

The maximum Award payable in any fiscal year to an executive officer under the Performance Incentive Plan is $2.5 million.  There is no assurance that the Company will achieve the performance incentive targets established by the Compensation Committee in any fiscal year.

ITEM 8.01           OTHER EVENTS

In a press release dated February 26, 2013, The Cheesecake Factory Incorporated (the “Company”) announced that the Company will present at the Bank of America Merrill Lynch 2013 Consumer & Retail Conference in New York City on March 12, 2013 at 10:10 a.m. Eastern Time. Doug Benn, Executive Vice President and Chief Financial Officer, and Jill Peters, Vice President of Investor Relations, will present on behalf of the Company. The presentation will be webcast on the Company’s website at www.thecheesecakefactory.com and can be accessed by clicking on the “Investors” link from the home page and the conference webcast link at the top of the page. An archive of the webcast will be available following the live presentation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(d)                              Exhibits

99.1                        Press release dated February 26, 2013 entitled “The Cheesecake Factory to Present at the Bank of America Merrill Lynch 2013 Consumer & Retail Conference”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2013	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ W. Douglas Benn
W. Douglas Benn

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated February 26, 2013 entitled “The Cheesecake Factory to Present at the Bank of America Merrill Lynch 2013 Consumer & Retail Conference”